Execution Version

COLLATERAL GRANT OF SECURITY INTEREST IN COPYRIGHTS

This Collateral Grant of Security Interest in Copyrights (this “Agreement”) is made as of this 28th day of September, 2007, by each of Diomed Holdings, Inc., a Delaware corporation, and Diomed, Inc., a Delaware corporation (each a “Grantor”, and collectively, the “Grantors”), for the benefit of Hercules Technology Growth Capital, Inc., a Maryland corporation (“Grantee”).

WHEREAS, Grantors own an interest in Copyrights (as defined in the Loan Agreement (as defined below)) and are, whether individually or collectively, party to Copyright Licenses to which it is a party (as defined in the Loan Agreement) listed on Schedule I; and

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of September 28, 2007, and related Notes (as defined therein) (collectively, the “Loan Agreement”), each Grantor has granted to Grantee a security interest in all of such Grantor’s assets, including all right, title and interest of such Grantor in, to and under all of such Grantor’s Copyrights and Copyright Licenses to which it is a party, all renewals thereof, in each case whether presently existing or hereafter arising or acquired, to secure the payment of all the Secured Obligations (as defined in the Loan Agreement). All capitalized terms and rules of construction used herein but not defined or established herein shall be applied herein as defined or established in the Loan Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors agree as follows:

1.  Grant of Security Interest in Copyright Collateral. To secure the prompt and complete payment, performance and observance of the Secured Obligations, each Grantor hereby reaffirms its grant of, and further grants to Grantee a continuing security interest in all of such Grantor’s now existing or hereafter acquired right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now existing or hereafter arising:

a.  all Copyrights and Copyright Licenses to which it is a party including those Copyrights listed on Schedule I; and

b.  all Proceeds of the foregoing.

2.  Authorization. Should any Grantor register any Copyrights, such Grantor (i) shall promptly notify Grantee of such registration and (ii) hereby authorize Grantee to file this Agreement with the U.S. Copyright Office and take any other actions necessary to perfect Grantee’s security interest in the Copyright Collateral. Each Grantor hereby authorizes and requests that the U.S. Copyright Office, Library of Congress record this Agreement and the interests herein granted.

3.  Security for Obligations. The security interest in the Copyright Collateral is granted to secure the Secured Obligations under and pursuant to the Loan Agreement. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of Grantee with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Loan Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

4. Maintenance of Schedule. Each Grantor authorizes Grantee to unilaterally modify this Agreement by amending Schedule I to include any future Copyrights and Copyrights Licenses which are Copyrights and Copyright Licenses under paragraph 1 hereof.

5.  Governing Law. This Agreement shall be deemed made and accepted in and shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of law principles hereof, and (where applicable) the laws of the United States of America.

6.  Further Assurances. At any time and from time to time, upon the written request of Grantee, and at the sole expense of Grantors, each Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as Grantee may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the Loan Agreement, and of the rights and powers herein and therein granted, including, without limitation, the filing of any additional, supplemental, or amended Collateral Grant of Security Interest in Copyrights with the U.S. Copyright Office, or the filing of any financing statements or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby or in any of the Loan Agreement.

7.  Grantee’s Right to Sue. From and after the occurrence and during the continuance of an Event of Default, subject to the terms of the Loan Agreement, Grantee shall have the right, but shall in no way be obligated, to bring suit in its own name against any third parties to enforce Grantee’s interests in and to the Copyright Collateral, and, if Grantee shall commence any such suit, Grantors shall, at the request of Grantee, do any and all lawful acts and execute and deliver any and all proper documents, instruments or information that may be necessary or desirable to aid Grantee in such enforcement and Grantors shall promptly, upon demand, reimburse and indemnify Grantee for all costs and expenses, including reasonable attorneys’ fees, incurred by Grantee in the exercise of the foregoing rights. Any recovery from such suits shall be applied by Grantee in the order or priorities set forth in the Loan Agreement.

8.  Modification. Except as set forth in paragraph 4 hereof, this Agreement cannot be altered, amended or modified in any way, except as specifically provided by a writing signed by Grantors and Grantee.

9.  Binding Effect. This Agreement shall be binding upon Grantors and their respective successors and assigns, and shall inure to the benefit of Grantee, its nominees and assigns.

10. Notice. Section 11.2 (Notice) of the Loan Agreement is hereby incorporated herein in its entirety, save that references therein to the term Lender shall be deemed to be references to Grantee herein and references therein to the term Borrower shall be deemed to be references to Grantors herein.

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IN WITNESS WHEREOF, the parties have duly executed this Collateral Grant of Security Interest in Copyrights as of the date first set forth above.

DIOMED HOLDINGS, INC.

By:
Name:
Title:

DIOMED, INC.

By:
Name:
Title:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:
Name:	K. Nicholas Martitsch
Its:	Associate General Counsel

SCHEDULE I

TO COLLATERAL GRANT OF SECURITY INTEREST IN COPYRIGHTS
BY DIOMED HOLDINGS, INC. AND DIOMED, INC. IN FAVOR OF HERCULES
TECHNOLOGY GROWTH CAPITAL, INC.

COPYRIGHT REGISTRATIONS, APPLICATIONS AND LICENSES

Copyright Title	Copyright No.	Registration Date
NONE